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                                                                      EXHIBIT 21

                           DATUM INC. AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

                                                                State or Other
                                                                Jurisdiction of
         Name                                                   Incorporation
         ----                                                   ---------------
         Frequency and Time Systems, Inc.                          Delaware

         Austron, Inc.                                             Texas

         Efratom Time & Frequency Products, Inc.                   Colorado

         Datum GmbH                                                Germany

         Digital Delivery, Inc.                                    Massachusetts